Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use of our report dated April 30, 2026, with respect to the consolidated financial statements of Agencia Comercial Spirits Ltd, as of December 31, 2024 and 2025 and for each of the years in the three-year period ended December 31, 2025 in Form 20-F and the related Prospectus of Agencia Comercial Spirits Ltd filed with the Securities and Exchange Commission.We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Enrome LLP

Singapore

June 17, 2026